EXHIBIT 11



                                    KSW, INC.
                     STATEMENT REGARDING COMPUTATION OF NET
                            EARNINGS (LOSS) PER SHARE


                                                         Year Ended                Year Ended                Year Ended
                                                      December 31, 2003         December 31, 2002         December 31, 2001
                                                      -----------------         -----------------         -----------------
Net earnings (loss)                                      $  815,000               $(2,265,000)               $(1,477,000)
                                                         ==========               ============               ============

Earnings (loss) per share - basic:
   Weighted average shares outstanding
   during the year                                        5,470,311                  5,470,311                  5,470,311
                                                         ==========               ============               ============

Earnings (loss) per common share - basic                 $      .15               $      (.41)               $      (.27)
                                                         ==========               ============               ============

Earnings (loss) per share - diluted:
  Weighted average shares outstanding
  during the year                                         5,470,311                  5,470,311                  5,470,311

Effect of stock option dilution                                   -                          -                          -
                                                         ----------               ------------               ------------

Total shares outstanding for purposes
   of calculating diluted earnings
   per share                                              5,470,311                  5,470,311                  5,470,311
                                                         ==========               ============               ============

Earnings (loss) per common shares
   and common share equivalent - diluted                 $      .15               $      (.41)               $      (.27)
                                                         ==========               ============               ============
